Exhibit 99.1

JOFF Fintech Acquisition Corp. Amends Charter to Unwind Before Year-End and Announces December 14, 2022 as Amended Termination Date and Announces Key Dates in Connection with the Liquidation

New York, NY, December 14, 2022 – On December 14, 2022, the stockholders of JOFF Fintech Acquisition Corp. (the “Company”) approved an amendment to the Company’s amended and restated certificate of incorporation (the “Charter Amendment”) to (i) allow the Company to unwind and redeem all of its outstanding public shares on the later of (x) December 14, 2022 or (y) the date of effectiveness of the Charter Amendment (the “Early Liquidation”) and (ii) to implement an amendment to the Company’s trust agreement with Continental Stock Transfer and Trust Company (the “Trust Agreement”) so as to permit the Company to withdraw from its trust account certain additional amounts of interest income to provide the Company with a 60% share of the cash tax savings resulting from the Early Liquidation (such amounts, the “Shared Cash Savings Amount”).  The Company filed the Charter Amendment with the Secretary of State of the State of Delaware and executed the Trust Agreement on December 14, 2022.

The Company has also requested the Nasdaq Stock Market LLC to suspend trading of (i) its Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), (ii) redeemable warrants to purchase shares of Class A Common Stock (the “Redeemable Warrants”) and (iii) units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant (the "Units" and together with the Class A Common Stock and the Redeemable Warrants, the “Securities”) effective after the closing of trading on December 14, 2022 and file with the Securities and Exchange Commission the forms necessary to delist the Company’s Securities.

Pursuant to the Charter Amendment, the public shares of Class A Common Stock will be redeemed at a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest (net of the withdrawal of interest to (i) pay taxes (including franchise taxes), (ii) the Shared Cash Savings Amount and (iii) up to $100,000 of such net interest to pay dissolution expenses) (the “Redemption Amount”), by (B) the total number of then outstanding public shares of Class A Common Stock. The redemption will completely extinguish rights of holders of public shares of Class A Common Stock. As of the close of business on December 14, 2022, the public shares of Class A Common Stock will be deemed cancelled and will represent only the right to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Redeemable Warrants, which will expire worthless upon the liquidation of the Company.

If stockholders hold Units, such stockholders do not need to separate the Units into their component parts in order to have their public shares of Class A Common Stock redeemed.

About JOFF Fintech Acquisition Corp.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

The foregoing communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed early unwind of the Company.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These forward-looking statements speak only as of the date of the foregoing communication, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this communication.

Investor Contact

JOFF Fintech Acquisition Corp.

(212) 370-1300

http://joffspac.com/